Exhibit 10.81

EXECUTION VERSION

FIRST AMENDMENT TO CREDIT AND GUARANTY AGREEMENT

FIRST AMENDMENT TO CREDIT AND GUARANTY AGREEMENT (this “First Amendment”), dated as of October 31, 2016 among American Airlines, Inc., a Delaware corporation (the “Borrower”), American Airlines Group Inc., a Delaware corporation (the “Parent” or the “Guarantor”), the lenders party hereto with a Replacement Class B Term Loan Commitment referred to below (the “Replacement Term Lenders”), each other lender party hereto and Barclays Bank PLC (“Barclays”), as administrative agent (in such capacity, the “Administrative Agent”) and as the designated lender of Replacement Class B Term Loans referred to below (in such capacity, the “Designated Replacement Term Lender”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Borrower, the Guarantor, the lenders from time to time party thereto, the Administrative Agent and certain other parties thereto are parties to that certain Credit and Guaranty Agreement, dated as of April 29, 2016 (as amended and restated, supplemented or otherwise modified to but not including the First Amendment Effective Date as defined below, the “Credit Agreement”);

WHEREAS, on the date hereof, there are outstanding Class B Term Loans under the Credit Agreement (the “Existing Term Loans”) in an aggregate principal amount of $1,000,000,000;

WHEREAS, pursuant to Section 10.08(e) of the Credit Agreement, the Borrower desires to refinance in full the Existing Term Loans with the proceeds of the Replacement Class B Term Loans (as defined below) (the “Refinancing”); and

WHEREAS, the Borrower, the Administrative Agent, the Replacement Term Lenders and the other Lenders party hereto wish to amend the Credit Agreement to provide for (i) the Refinancing and (ii) certain other modifications to the Credit Agreement, in each case, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION ONE - Credit Agreement Amendments. Effective as of the First Amendment Effective Date (as defined below):

(a) The Credit Agreement is hereby amended as follows:

(i) Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions in appropriate alphabetical order:

“First Amendment” shall mean the First Amendment to Credit and Guaranty Agreement, dated as of October 31, 2016, by and among Parent, the

Borrower, the Administrative Agent, the Replacement Term Lenders and Barclays Bank PLC, in its capacity as the designated Lender of Replacement Class B Term Loans.

“First Amendment Effective Date” shall have the meaning provided in the First Amendment.

“Replacement Class B Term Loans” shall be the Term Loans incurred pursuant to the First Amendment.

“Replacement Class B Term Loan Commitment” shall mean the Term Loan Commitment of each Replacement Term Lender to make Replacement Class B Term Loans pursuant to the First Amendment.

“Replacement Class B Term Loan Commitment Schedule” shall mean the schedule of Replacement Class B Term Loan Commitments of each Replacement Term Lender provided to the Borrower on the First Amendment Effective Date by the Administrative Agent pursuant to the First Amendment.

“Replacement Term Lender” shall mean each Lender having a Term Loan Commitment to provide Replacement Class B Term Loans or, as the case may be, with an outstanding Replacement Class B Term Loan.

(ii) The definition of “Applicable Margin” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Applicable Margin” shall mean the rate per annum determined pursuant to the following:

Class of Loans	Applicable Margin Eurodollar Loans	Applicable Margin ABR Loans

Replacement Class B Term Loans	2.50%	1.50%

Revolving Loans	N/A	N/A

(iii) The first sentence of the definition of “Class” is hereby amended by deleting “Class B Term Loans” where it first appears and replacing such term with “Replacement Class B Term Loans”.

(iv) The definition of “LIBO Rate” is hereby amended by deleting “Class B Term Loans” and replacing it with “Replacement Class B Term Loans”.

(v) The definition of “Repricing Event” is hereby amended by deleting “Class B Term Loans” each place it appears and replacing it with “Replacement Class B Term Loans”.

(vi) The definition of “Term Loan” is hereby amended by deleting “Class B Term Loans” and replacing it with “Replacement Class B Term Loans”.

(vii) The definition of “Term Loan Commitment” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Term Loan Commitment” shall mean the commitment of each Term Lender to make Term Loans hereunder and, in the case of the Replacement Class B Term Loans, in an aggregate principal amount not to exceed the amount set forth under the heading “Replacement Class B Term Loans” opposite its name in the Replacement Class B Term Loan Commitment Schedule or in the Assignment and Acceptance pursuant to which such Term Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Term Loan Commitments as of the First Amendment Effective Date was $1,000,000,000. The Term Loan Commitments as of the First Amendment Effective Date are for Replacement Class B Term Loans.

(viii) The definition of “Term Loan Maturity Date” is hereby amended by deleting “Class B Term Loans” and replacing it with “Replacement Class B Term Loans”.

(ix) Section 2.01(b) is hereby amended and restated by adding the following at the end of such Section:

On the First Amendment Effective Date, each Replacement Term Lender agrees to make to the Borrower the Replacement Class B Term Loans denominated in Dollars in an aggregate principal amount equal to such Replacement Term Lender’s Replacement Class B Term Loan Commitment in accordance with the terms and conditions of the First Amendment, which Replacement Class B Term Loans shall constitute Term Loans for all purposes of this Agreement.

(x) Section 2.10(b) is hereby amended and restated in its entirety as follows:

(b) The principal amounts of the Replacement Class B Term Loans shall be repaid in consecutive annual installments (each, an “Installment”) of 1.00% of the sum of (i) the original aggregate principal amount of the Class B Term Loans made on the Closing Date plus (ii) the original aggregate principal amount of any Incremental Term Loans of the same Class as the Replacement Class B Term Loans from time to time after the First Amendment Effective Date, on each anniversary of the Closing Date occurring prior to the Term Loan Maturity Date with respect to such Replacement Class B Term Loans commencing on April 28,

2017. Notwithstanding the foregoing, (1) such Installments shall be reduced in connection with any mandatory or voluntary prepayments of the Replacement Class B Term Loans in accordance with Sections 2.12 and 2.13, as applicable and (2) the Term Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the applicable Term Loan Termination Date.

(xi) Section 2.13(a) is hereby amended by adding the following sentence at the end thereof:

Notwithstanding anything to the contrary above, no notice to the Administrative Agent shall be required in connection with the repayment of the Existing Term Loans (as defined in the First Amendment) with the proceeds of Replacement Class B Term Loans incurred on the First Amendment Effective Date.

(xii) Section 2.13(d) is hereby amended by (A) deleting “Class B Term Loans” each place it appears and replacing it with “Replacement Class B Term Loans” and (B) deleting “Closing Date” and replacing it with “First Amendment Effective Date”.

(xiii) Section 2.27(c) is hereby amended by deleting “Class B Term Loans” each place it appears and replacing it with “Replacement Class B Term Loans”.

(b) (i) Subject to the satisfaction (or waiver) of the conditions set forth in Section Three hereof, the Replacement Term Lenders hereby agree to make Replacement Class B Term Loans (as defined below) to the Borrower on the First Amendment Effective Date (as defined below) in the aggregate principal amount of $1,000,000,000, which shall be used solely to refinance in full all outstanding Existing Term Loans.

(ii) As of the First Amendment Effective Date, immediately prior to the effectiveness of the First Amendment, the Administrative Agent has prepared and provided a true and correct copy to the Borrower of a schedule (the “Replacement Class B Term Loan Commitments Schedule”) which sets forth the allocated commitments received by it (the “Replacement Class B Term Loan Commitments”) from the Lenders providing the Replacement Class B Term Loans. The Administrative Agent has notified each Replacement Term Lender of its allocated Replacement Class B Term Loan Commitment, and each of the Replacement Term Lenders is listed as a signatory to this First Amendment. On the First Amendment Effective Date, all Existing Term Loans shall be refinanced in full as follows:

(w) the outstanding aggregate principal amount of Existing Term Loans of each Lender which does not have a Replacement Class B Term Loan Commitment (each, a “Non-Converting Term Lender”) shall be repaid in full in cash;

(x) to the extent any Lender has a Replacement Class B Term Loan Commitment that is less than the full outstanding aggregate principal amount of Existing Term Loans of such Lender, such Lender shall be repaid in cash in an amount equal to the difference between the outstanding aggregate principal amount of Existing Term Loans of such Lender and such Lender’s Replacement Class B Term Loan Commitment (the “Non-Converting Term Portion”);

(y) the outstanding aggregate principal amount of Existing Term Loans of each Lender which has a Replacement Class B Term Loan Commitment (each, a “Converting Term Lender,” and, together with the Non-Converting Term Lenders, the “Existing Term Lenders”) shall automatically be converted into Replacement Class B Term Loans (a “Converted Replacement Class B Term Loan”) in a principal amount equal to such Converting Term Lender’s Existing Term Loans outstanding on the First Amendment Effective Date immediately prior to such conversion, less an amount equal to any Non-Converting Term Portion; and

(z) (1) each Replacement Term Lender that is not an Existing Term Lender (each, a “New Term Lender”) and (2) each Converting Term Lender with a Replacement Class B Term Loan Commitment in an amount in excess of the aggregate principal amount of Existing Term Loans of such Converting Term Lender (such difference, the “New Term Commitment”), agrees to make to the Borrower a new Term Loan (each, a “New Term Loan” and, collectively, the “New Term Loans” and, together with the Converted Replacement Class B Term Loans, the “Replacement Class B Term Loans”) in a principal amount equal to such Converting Term Lender’s New Term Commitment or such New Term Lender’s Replacement Class B Term Loan Commitment, as the case may be, on the First Amendment Effective Date, which Replacement Class B Term Loans shall be subject to the terms of the Credit Agreement after giving effect to this First Amendment.

(iii) On the First Amendment Effective Date, each Replacement Term Lender hereby agrees to fund its Replacement Class B Term Loans in an aggregate principal amount equal to such Replacement Term Lender’s Replacement Class B Term Loan Commitment as follows: (x) each Converting Term Lender shall fund its Replacement Class B Term Loans to the Borrower by converting its then outstanding principal amount of Existing Term Loans into Replacement Class B Term Loans in an equal principal amount as provided in clause (ii)(y) above, (y) (1) each Converting Term Lender with a New Term Commitment shall fund in cash an amount equal to its New Term Commitment to the Designated Replacement Term Lender and (2) each New Term Lender shall fund in cash an amount equal to its Replacement Class B Term Loan Commitment to the Designated Replacement Term Lender, and (z) the Designated Replacement Term Lender shall fund in cash to the Borrower an amount equal to the New Term Commitment of each Converting Term Lender and the Replacement Class B Term Loan Commitment of each New Term Lender.

(iv) All outstanding Borrowings of Existing Term Loans shall continue in effect for the equivalent principal amount of Replacement Class B Term Loans after the First Amendment Effective Date and each resulting “borrowing” of Replacement Class B Term Loans shall be deemed to constitute a new deemed “borrowing” under the Credit Agreement and be subject to the same Interest Period (and the same LIBO Rate) applicable to the Existing Term Loans to which it relates immediately prior to the First Amendment Effective Date, which

Interest Period shall continue in effect (until such Interest Periods expire, at which time subsequent Interest Periods shall be determined in accordance with the provisions of Section 2.05 of the Credit Agreement). New Term Loans shall be initially incurred as Eurodollar Loans and shall be allocated ratably to the outstanding deemed “borrowings” of Replacement Class B Term Loans on the First Amendment Effective Date. Each such Borrowing of New Term Loans shall be subject to (x) an Interest Period which commences on the First Amendment Effective Date and ends on the last day of the Interest Period applicable to the Existing Term Loans and (y) the same LIBO Rate applicable to the Replacement Class B Term Loans. The Replacement Class B Term Loans of each Replacement Term Lender shall be allocated ratably to such Interest Periods (based upon the relative principal amounts of Borrowings of Existing Term Loans subject to such Interest Periods immediately prior to the First Amendment Effective Date), with the effect being that Existing Term Loans which are converted into Converted Replacement Class Term Loans hereunder shall continue to be subject to the same Interest Periods and any Replacement Class B Term Loans that are funded in cash on the First Amendment Effective Date shall be ratably allocated to the various Interest Periods as described above.

(v) On the First Amendment Effective Date, the Borrower shall pay in cash (a) all interest accrued on the Existing Term Loans through the First Amendment Effective Date and (b) to each Non-Converting Term Lender and each Converting Term Lender with a Non-Converting Term Portion, any breakage loss or expenses due under Section 2.15 of the Credit Agreement (it being understood that existing Interest Periods of the Existing Term Loans held by Replacement Term Lenders prior to the First Amendment Effective Date shall continue on and after the First Amendment Effective Date and shall accrue interest in accordance with Section 2.07 of the Credit Agreement on and after the First Amendment Effective Date). Each Converting Term Lender hereby waives any entitlement to any breakage loss or expenses due under Section 2.15 of the Credit Agreement with respect to the repayment of that portion of its Existing Term Loans with the proceeds of Converted Replacement Class B Term Loans.

(vi) On the First Amendment Effective Date, all promissory notes, if any, evidencing the Existing Term Loans shall be automatically cancelled, and any Replacement Term Lender may request that its Replacement Class B Term Loan be evidenced by a promissory pursuant to Section 2.10(f) of the Credit Agreement.

SECTION TWO - Titles and Roles. The parties hereto agree that, as of the First Amendment Effective Date and in connection with the First Amendment:

(a) each of Barclays, Citi, CS Securities, DBSI, GSB, JPMS, ML, MS, BNP Securities, CA-CIB, ICBC and US Bank shall be designated as, and perform the roles associated with, a joint lead arranger and bookrunner (in such capacity, collectively, the “Lead Arrangers”);

(b) each of Barclays, Citi, CS Securities, DBSI, GSB, JPMS, ML and MS shall be designated as, and perform the roles associated with, a syndication agent (in such capacity, collectively, the “Syndication Agents”); and

(c) each of BNP Securities, CA-CIB, ICBC and US Bank shall be designated as, and perform the roles associated with, a documentation agent (in such capacity, collectively, the “Documentation Agents”).

For the avoidance of doubt, the provisions of Section 10.04 of the Credit Agreement shall apply to, and inure to the benefit of, each Lead Arranger, each Syndication Agent and each Documentation Agent in connection with their respective roles hereunder.

SECTION THREE - Conditions to Effectiveness. The provisions of Section One of this First Amendment shall become effective on the date (the “First Amendment Effective Date”) when each of the following conditions specified below shall have been satisfied:

(a) The Borrower, the Guarantor, the Administrative Agent, the Designated Replacement Term Lender and the Replacement Term Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to Milbank, Tweed, Hadley & McCloy LLP, 28 Liberty Street, New York, NY 10005, attention: ###;

(b) all reasonable invoiced out-of-pocket expenses incurred by the Lenders and the Administrative Agent pursuant to Section 10.04 of the Credit Agreement or the Engagement Letter, dated as of October 31, 2016, by and between, inter alios, the Borrower and the Lead Arrangers (including the reasonable and documented fees, charges and disbursements of counsel) and all accrued and unpaid fees, owing and payable (including any fees agreed to in connection with this First Amendment) shall have been paid to the extent invoiced at least two (2) Business Days prior to the First Amendment Effective Date (or such shorter period as may be agreed by the Borrower);

(c) the Administrative Agent shall have received an Officer’s Certificate certifying as to the Collateral Coverage Ratio in accordance with Section 4.02(d) of the Credit Agreement;

(d) the Administrative Agent shall have received a customary written opinion of Latham & Watkins LLP, special counsel for the Borrower and the Guarantor addressed to the Administrative Agent and the Replacement Term Lenders party hereto, and dated the First Amendment Effective Date;

(e) the Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary (or similar Responsible Officer), dated the First Amendment Effective Date (i) certifying as to the incumbency and specimen signature of each Responsible Officer of the Borrower and the Guarantor executing this First Amendment or any other document delivered by it in connection herewith (such certificate to contain a certification of another Responsible Officer of that entity as to the incumbency and signature of the Responsible Officer signing the certificate referred to in this clause (e)), (ii) certifying that each constitutional document of each Loan Party previously delivered to the Administrative Agent has not been amended, supplemented, rescinded or otherwise modified and remains in full force and effect as of the date hereof, (iii) attaching resolutions of each Loan Party approving the transactions contemplated by the First Amendment and (iv) attaching a certificate of good standing for the Borrower and the Guarantor of the state of such entity’s incorporation or formation, dated as of a recent date, as to the good standing of that entity (to the extent available in the applicable jurisdiction);

(f) the Administrative Agent shall have received an Officer’s Certificate certifying (A) the truth in all material respects of the representations and warranties set forth in the Credit Agreement and the other Loan Documents (other than representations and warranties set forth in Sections 3.05(b), 3.06, 3.09(a) and 3.19 of the Credit Agreement) as though made on the date hereof, or, in the case of any such representation and warranty that relates to a specified date, as though made as of such date (provided, that any representation or warranty that is qualified by materiality (it being understood that any representation or warranty that excludes circumstances that would not result in a “Material Adverse Change” or “Material Adverse Effect” shall not be considered (for purposes of this proviso) to be qualified by materiality) shall be true and correct in all respects as of the applicable date, before and after giving effect to this First Amendment) and (B) as to the absence of any event occurring and continuing, or resulting from this First Amendment on, the First Amendment Effective Date, that constitutes a Default or Event of Default; and

(g) the Administrative Agent shall have received a Loan Request delivered in compliance with Section 2.03(b) of the Credit Agreement not later than 1:00 p.m. New York City time one (1) Business Day before the First Amendment Effective Date.

SECTION FOUR - No Default; Representations and Warranties. In order to induce the Replacement Term Lenders and the Administrative Agent to enter into this First Amendment, the Borrower represents and warrants to each of the Replacement Term Lenders and the Administrative Agent that, on and as of the date hereof after giving effect to this First Amendment, (i) no Default or Event of Default has occurred and is continuing or would result from giving effect to this First Amendment and (ii) the representations and warranties contained in the Credit Agreement and the other Loan Documents (other than representations and warranties set forth in Sections 3.05(b), 3.06, 3.09(a) and 3.19 of the Credit Agreement) are true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof or, in the case of any representations and warranties that expressly relate to an earlier date, as though made as of such date; provided, that any representation or warranty that is qualified by materiality (it being understood that any representation or warranty that excludes circumstances that would not result in a “Material Adverse Change” or “Material Adverse Effect” shall not be considered (for purposes of this proviso) to be qualified by materiality) shall be true and correct in all respects as of the applicable date, before and after giving effect to this First Amendment.

SECTION FIVE - Confirmation. The Borrower and the Guarantor hereby confirm that all of their obligations under the Credit Agreement (as amended hereby) are, and shall continue to be, in full force and effect. The parties hereto (i) confirm and agree that the term “Obligations” and “Guaranteed Obligations” as used in the Credit Agreement and the other Loan Documents shall include, without limitation, all obligations of the Borrower with respect to the Replacement Class B Term Loans (after giving effect to this First Amendment) and all obligations of the Guarantor with respect to the guarantee of such obligations, respectively, and (ii) reaffirm the grant of Liens on the Collateral to secure the Obligations (including the Obligations under the Replacement Class B Term Loans incurred pursuant to this First Amendment) pursuant to the Collateral Documents.

SECTION SIX - Reference to and Effect on the Credit Agreement. On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this First Amendment. The Credit Agreement and each of the other Loan Documents, as specifically amended by this First Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. This First Amendment shall be deemed to be a “Loan Document” for all purposes of the Credit Agreement (as amended hereby) and the other Loan Documents. The execution, delivery and effectiveness of this First Amendment shall not, except as expressly provided herein, operate as an amendment or waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute an amendment or waiver of any provision of any of the Loan Documents.

SECTION SEVEN - Execution in Counterparts. This First Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this First Amendment by facsimile or electronic .pdf copy shall be effective as delivery of a manually executed counterpart of this First Amendment.

SECTION EIGHT - Governing Law. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION NINE - Miscellaneous. (a) The provisions set forth in Sections 10.03, 10.04, 10.05(b)-(d), 10.09, 10.10, 10.11, 10.13, 10.15, 10.16 and 10.17 of the Credit Agreement are hereby incorporated mutatis mutandis herein by reference thereto as fully and to the same extent as if set forth herein.

(b) For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this First Amendment, the Borrower and the Administrative Agent shall treat (and the Lenders party hereto hereby authorize the Administrative Agent to treat) the Term Loan Facility as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered as of the day and year first above written.

AMERICAN AIRLINES, INC., as the Borrower

By:	/s/ Thomas T. Weir
	Name:	Thomas T. Weir
	Title:	Vice President and Treasurer

AMERICAN AIRLINES GROUP INC., as Parent and Guarantor

By:	/s/ Thomas T. Weir
	Name:	Thomas T. Weir
	Title:	Vice President and Treasurer

[First Amendment to Credit and Guaranty Agreement]

BARCLAYS BANK PLC, as Administrative Agent

By:	/s/ Thomas M. Blouin
Name:	Thomas M. Blouin
Title:	Managing Director

[First Amendment to Credit and Guaranty Agreement]

BARCLAYS BANK PLC,
as the Designated Replacement Term Lender and a Replacement Term Lender

By:	/s/ Thomas M. Blouin
Name:	Thomas M. Blouin
Title:	Managing Director

[First Amendment to Credit and Guaranty Agreement]